SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2007

ACME COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27105 (Commission File Number)	33-0866283 (I.R.S. Employer Identification No.)

2101 E. Fourth Street, Suite 202 A
Santa Ana, California, 92705
(714) 245-9499
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

         On February 15, 2007, the Company amended its Third Restated and Amended Loan Agreement to allow for the payment of dividends. The amendment is attached as an exhibit hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets

         On February 16, 2007, the Company completed the previously announced sale of its Ft. Myers-Naples, Florida television station, WTVK-TV, to Sun Broadcasting, Inc. for $45.0 million cash. The Company used the majority of the proceeds from the sale of WTVK-TV to repay its then outstanding debt of $37.2 million under its senior credit facility. A copy of the asset purchase agreement is an exhibit to this Item 2.01.

Item 8.01. Other Events

         Also on February 16, 2007, the Company declared a dividend in the amount of $0.50 per share of common stock, payable on March 12, 2007 to holders of record as of the close of business on February 26, 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement Dated May 12, 2006 between ACME Television of Florida, LLC, ACME Television Licenses of Florida, LLC and Sun Broadcasting, Inc. (incorporated by reference from Quarterly Report filed on Form 10-Q on May 15, 2006.)

10.1	Amendment Number Two to the Third Restated and Amended Loan and Security Agreement by and among ACME Television, LLC, and Wells Fargo Foothill, Inc., as Agent and as Required Lenders, dated February 15, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2007	ACME Communications, Inc. By: /s/ Thomas D. Allen Thomas D. Allen Executive VP & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement Dated May 12, 2006 between ACME Television of Florida, LLC, ACME Television Licenses of Florida, LLC and Sun Broadcasting, Inc. (incorporated by reference from Quarterly Report filed on Form 10-Q on May 15, 2006.)

10.1	Amendment Number Two to the Third Restated and Amended Loan and Security Agreement by and among ACME Television, LLC, and Wells Fargo Foothill, Inc., as Agent and as Required Lenders, dated February 15, 2007.